UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report:

               (Date of Earliest Event Reported): August 24, 2000

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)


             Utah                                  0-23356                              87-0421089
(state or other jurisdiction of            (Commission File Number)                  (I.R.S. Employer
        incorporation)                                                             Identification No.)


                        6015 Lohman Ford Road, Suite 100
                             Lago Vista, Texas 78645
               (Address of Principal Executive Offices)(Zip Code)

                                 (512) 267-2221
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report.)


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ITEM 2.  Acquisition or Disposition of Assets.

American Absorbents Natural Products, Inc., a Utah corporation ("American Absorbents "), has entered into a definitive Agreement and Plan of Reorganization ("Agreement") dated as of August 8, 2000 and executed on August 9, 2000 with Centre Capital Corporation, a Nevada corporation ("Centre"). Pursuant to the Agreement, Centre will acquire 100% of the issued and outstanding common stock of American Absorbents ("Shares") in exchange for 2,000,000 shares of Registrant's $.001 par value common stock; 5,000,000 shares of Registrant's Series A $2.00 Callable Cumulative Convertible Preferred, $.001 par value; and 5,000,000 warrants to purchase common shares at $3.00 per share (the "Exchange"). As a result of the transaction American Absorbents will become a wholly-owned subsidiary of Centre. As part of the transaction Centre will provide working capital of $500,000 to American Absorbents in the form of a loan to be funded no later than August 15, 2000. American Absorbents will execute a demand note bearing interest at one percent over the prime rate quoted in the financial section of the Wall Street Journal on the date that the note is executed in favor of CCCX. When the closing of the Exchange occurs the note will automatically convert to capital.

The boards of directors of American Absorbents and Centre have unanimously approved the Agreement. A copy of the Agreement is attached hereto as an exhibit. Centre is subject to the reporting requirements of the Securities Exchange Act of 1934.

The Exchange is conditioned upon, among other things, the majority of the Shares being acquired by Centre, approval by the Shareholders of American Absorbents, and approval by the Shareholders of Centre if required.

The foregoing description of the Agreement, the Exchange and related transactions does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Press Release, which are attached hereto and incorporated herein by reference.

Centre Capital Corporation Fort Worth, Texas, is a Nevada corporation subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and its common shares trade on the OTC Bulletin Board under the symbol "CCCX". The Company currently offers a full line of leading edge nutritional supplements, personal care, home and auto, and pest control products of the highest quality. Several of these products are of a proprietary nature and are manufactured exclusively for Centre. Centre is continually seeking new leading edge products to add to its already successful product line. Centre directly contracts with independent manufacturers to produce its products in accordance with highest quality standards attainable. There are several qualified manufacturers available to Centre to produce and package the products sold. All dietary and nutritional supplements are produced in licensed pharmaceutical laboratories for maximum quality control.

The transaction was accomplished through arms-length negotiations between American Absorbents' management and CCCX's management. There was no material relationship between the stockholders of American Absorbents or any of American Absorbents' affiliates, any of Centre's directors or officers, or any associate of any such Centre director or officer, prior to this transaction.

American Absorbents' press release issued August 11, 2000 regarding the consummation of the Acquisition is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

Registrant is an eligible Small Business Issuer and elects to make required disclosures pursuant to Regulation S-B and prepare financial statements in accordance with Item 310 of Regulation S-B.

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

     (a)  Financial Statements of Businesses Acquired

          It is impractical to provide the required financial statements at the time this report is being filed. The required financial statements will be filed as an amendment to this report on Form 8-K/A as soon as practicable but not later than 60 days after the date this report must be filed.

     (b)  Pro Forma Financial Information

          It is impractical to provide the required pro forma financial information at the time this report is being filed. The required pro forma financial information will be filed as an amendment to this report on Form 8-K/A as soon as practicable but not later than 60 days after the date this report must be filed.

     (c)  Exhibits

          2.1 Agreement and Plan of Reorganization ("Agreement") executed August 9, 2000.

          99.1 Press Release issued August 11, 2000 announcing the execution of the Agreement.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      American Absorbents Natural Products, Inc.



Dated:                                BY: /s/
      -------------------------           --------------------------------------
                                          Robert L. Bitterli, CEO


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

                   American Absorbents Natural Products, Inc.

                                  EXHIBIT INDEX

      Exhibit No.                                      Description

          2.1 Agreement and Plan of Reorganization ("Agreement") executed August 9, 2000.

          99.1 Press Release issued August 11, 2000 announcing the execution of the Agreement.

         (1)      To be filed by amendment.


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